UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2022

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 North Main Street, Pennington, NJ	08534-2218
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2022 annual meeting of stockholders of OncoSec Medical Incorporated (the “Company”) was held on July 12, 2022 (the “Annual Meeting”). The following matters were voted on by the stockholders: (i) the election of six directors to the Company’s Board of Directors and (ii) the ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the year ending July 31, 2022. The results of the vote are summarized below.

Item 1: Election of Directors

The stockholders elected all six nominees at the Annual Meeting to serve as directors until the Company’s Annual Meeting of Stockholders in 2023. The voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Dr. Linda Shi	25,310,937	488,071	5,199,133
Dr. James M. DeMesa	24,615,761	1,183,247	5,199,133
Mr. Joon Kim	25,725,010	73,998	5,199,133
Dr. Herbert Kim Lyerly	25,347,771	451,237	5,199,133
Mr. Kevin R. Smith	24,526,055	1,272,953	5,199,133
Mr. Chao Zhou	25,297,840	501,168	5,199,133

Item 2: Ratification of the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022

The stockholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2022. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
30,789,629	39,039	169,473	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2022	OncoSec Medical Incorporated

	By:	/s/ Robert H. Arch
	Name:	Robert H. Arch
	Title:	President and Chief Executive Officer